Exhibit 10.26

FIRST AMENDED AND RESTATED INVENTORY AND ACCOUNTS SECURITY AGREEMENT

By

TRANSMONTAIGNE INC.
as Borrower

and

THE GUARANTORS PARTY HERETO

and

UBS AG, STAMFORD BRANCH

as Collateral Agent

Dated as of June 25, 2003

i

SECTION 10.14.	Waiver of Stay
SECTION 10.15.	No Credit for Payment of Taxes or Imposition
SECTION 10.16.	No Claims Against Collateral Agent
SECTION 10.17.	Obligations Absolute

SIGNATURES

SCHEDULE 4.13	Required Consents
EXHIBIT 1	Form of Issuers Acknowledgment
EXHIBIT 2	Form of Security Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement (Deposit Accounts)
EXHIBIT 5	Form of Control Agreement (Securities Accounts)

FIRST AMENDED AND RESTATED INVENTORY AND
ACCOUNTS SECURITY AGREEMENT

P R E A M B L E

FIRST AMENDED AND RESTATED INVENTORY AND ACCOUNTS SECURITY AGREEMENT (the “Agreement”), dated as of June 25, 2003, made by TRANSMONTAIGNE INC., a Delaware corporation (the “Borrower”), and THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors” and, together with the “Original Guarantors”, the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of UBS AG, STAMFORD BRANCH, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A.                                   The Company, the Guarantors and UBS AG, Stamford Branch, as Collateral Agent, entered into an inventory and accounts security agreement dated as of February 28, 2003 (the “Original Inventory and Accounts Security Agreement”).

B.                                     The Company, the Guarantors and UBS AG, Stamford Branch, as Collateral Agent, desire to amend and restate the Original Inventory and Accounts Security Agreement in the form in this Agreement

C.                                     The Borrower, the Guarantors from time to time party thereto, UBS AG, Stamford Branch, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), UBS Warburg, LLC, in its capacity as Sole Lead Arranger, the Collateral Agent and the lending institutions listed therein (together with the Collateral Agent in its capacity as a lender, the “Lenders”), in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of February 28, 2003 (as amended and restated as of June 25, 2003 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to make certain Loans (as defined in the Credit Agreement) and issue certain Letters of Credit (as defined in the Credit Agreement) to or for the account of the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement.

D.                                    Pursuant to Section 6.4.11 of the Credit Agreement, each of Coastal Fuels Marketing, Inc. and Coastal Tug & Barge, Inc. entered into a Joinder Agreement dated as of March 14, 2003, whereby each became party to, and agreed to be bound by the terms and conditions of, this Agreement and the Credit Agreement as a Guarantor.

E.                                      The Guarantors have, or will have, as the case may be, among other things, fully and unconditionally guaranteed the obligations of Borrower under the Credit Agreement.

F.                                      Each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and is, therefore, willing to enter into this Agreement.

G.                                     It is contemplated that one or more of the Pledgors may enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans (“Interest Rate Protection Agreements”) fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Pledgors now existing or hereafter arising under such Interest Rate Protection Agreements, collectively, the “Interest Rate Obligations”).

H.                                    It is contemplated that one or more of the Pledgors may enter into one or more agreements with one or more of the Lenders or their respective Affiliates with respect to the Loans (“Hedging Agreements”) designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to Loans under the Credit Agreement (all obligations of the Pledgors now existing or hereafter arising under such Hedging Agreements, collectively, the “Hedging Obligations”).

I.                                         The Collateral Agent has been authorized and directed to enter into this Agreement pursuant to the Credit Agreement.

J.                                        It is a condition precedent to the obligations of the Lenders to make the Loans that Borrower and the Guarantors shall have executed and delivered this Agreement to the Collateral Agent for its benefit and for the benefit of the Lenders, the Administrative Agent, the Sole Lead Arranger and each party to an Interest Rate Protection Agreement or Hedging Agreement relating to the Loans if at the date of entering into such Interest Rate Protection Agreement or Hedging Agreement, such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Collateral Agent a letter agreement in form and substance acceptable to the Collateral Agent pursuant to which such person (x) appoints the Collateral Agent as its agent under the applicable Credit Documents and (y) agrees to be bound by the provisions of the Credit Agreement (the parties described in this recital, collectively, the “Secured Parties”).

K.                                    Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

L.                                      This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined) on a first priority basis.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.                       Definitions.

(a)                                  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Bank”; “Chattel Paper”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Instruments” (as defined in Article 9 rather than Article 3); “Inventory”; “Letter of credit”; “Letter-of-credit right”; “Proceeds”; “Securities Account”; “Security Entitlement”; “Securities Intermediary”; “State”; “Supporting Obligations”; and “Tangible Chattel Paper”.

(b)                                 Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)                                  The following terms shall have the following meanings:

“Account”, except as used in “account for”, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  The term includes health-care-insurance receivables.  The term does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.  The term does not include Proceeds of any (i) Equipment, Fixtures, Goods not constituting Inventory or Intellectual Property Collateral, or (ii) Documents, Instruments, letter-of-credit rights or Supporting Obligations relating to any of the assets described in the immediately preceding clause (i).

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Additional Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the equity or membership or partnership interests in any such issuer or under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) all the membership, partnership or other interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor that are required to be pledged pursuant to Section 6.4.11 of the Credit Agreement or Article V hereof and all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of such limited liability company, partnership or other entity including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such equity or membership or partnership interests or under the Operative Agreement of such limited liability company, partnership or other entity, from time to time acquired by such Pledgor in any manner, in each case, including the certificates, instruments and agreements representing such additional interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional interests.

“Additional Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such additional shares issued by any such issuer under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor that are required to be pledged pursuant to Section 6.4.11 of the Credit Agreement or Article V hereof and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Operative Agreement of such corporation, from time to time acquired by such Pledgor in any manner, in each case, including the certificates representing such additional shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

“Agreement” shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

“Bailee Letter” shall have the meaning assigned to such term in Section 3.4(f) hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Contested Liens” shall mean, collectively, any Liens incurred in respect of any Charges (including any Liens described in Sections 6.8.2, 6.8.3 and 6.8.4 of the Credit Agreement) to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.16 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or Exhibit 5, as applicable, or such other agreement in form and substance acceptable to the Collateral Agent.

“Controlled Account” shall mean any Account subject to a Control Agreement.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, including, without limitation, the copyrights, registrations and applications listed in Schedule 11(b) of the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital C hereof.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Property” shall mean Special Property other than the following:

(a)                                  the right to receive any payment of money (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Section 9-406(f), 9-407(a) or 9-408(a) of the UCC; and

(b)                                 any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies (to the extent relating to the assets described in clauses (i), (ii), (iii), (iv) and (v) of Section 2.1) and Contracts, (ii) [intentionally omitted], (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including, without limitation, all customer lists, identification of suppliers, data, plans, recorded knowledge, studies, test reports, standards, performance standards, research data, accounting information pertaining to any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data and (vi) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral.  Notwithstanding anything to the contrary set forth in this Agreement, “General Intangibles” shall not include any Intellectual Property Collateral.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Governmental Authority” shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Pledgor or the Pledged Collateral or any portion thereof.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Hedging Agreements” shall have the meaning assigned to such term in Recital G hereof.

“Hedging Obligations” shall have the meaning assigned to such term in Recital G hereof.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 10.4(i) hereof.

“Indemnitees” shall have the meaning assigned to such term in Section 10.4(i) hereof.

“Initial Perfection Certificate” shall mean that certain final Perfection Certificate delivered to the Administrative Agent on March 31, 2003, dated as of February 28, 2003, executed by the Borrower.

“Initial Pledged Interests” shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 5 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

“Initial Pledged Shares” shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 5 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes listed on Schedule 9 to the Perfection Certificate and owned by such Pledgor and all intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Interest Rate Obligations” shall have the meaning assigned to such term in Recital F hereof.

“Interest Rate Protection Agreements” shall have the meaning assigned to such term in Recital F hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, excluding Securities Collateral and any Investment Property specifically excluded from the definition of Pledged Shares, Pledged Interests or Successor Interests.

“Joinder Agreement” shall mean the form of joinder agreement attached hereto as Exhibit 3.

“Lenders” shall have the meaning assigned to such term in Recital C hereof.

“Loans” shall have the meaning assigned to such term in the Credit Agreement.

“Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 11(a) and 11(b) annexed to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Operative Agreement” shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

“Original Inventory and Accounts Security Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those listed in Schedule 11(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean the Initial Perfection Certificate, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time upon the request of the Collateral Agent.

“Permitted Collateral Liens” shall have the meaning assigned to such term in Section 4.3 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Interests” shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, such Pledgor shall not be required to pledge any interest possessing more than 66% of the voting power or control of all classes of interests entitled to vote of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the interests of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Tax Code.

“Pledged Securities” shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that each Pledgor shall not be required to pledge shares possessing more than 66% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Tax Code.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Prior Liens” shall mean, collectively, the Liens identified in a Schedule to the Perfection Certificate relating to the items of Pledged Collateral identified in such Schedule.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Borrower and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the Credit Agreement and the other Credit Documents (with respect to the Loans and the Letters of Credit), the other Security Documents as they relate to the Loans, the Interest Rate Obligations and the Hedging Obligations (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement and the other Credit Documents (with respect to the Loans and the Letters of Credit), the other Security Documents as they relate to the Loans, the Interest Rate Obligations and the Hedging Obligations), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

“Secured Parties” shall have the meaning assigned to such term in Recital I hereof.

“Securities Act” shall have the meaning assigned to such term in Section 8.4(ii) hereof.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Security Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Sole Lead Arranger” shall have the meaning assigned to such term in the Credit Agreement.

“Special Property” shall mean:

(a)                                  any permit, lease, license, contract or other agreement held by any Pledgor that validly prohibits the creation by such Pledgor of a security interest therein;

(b)                                 any permit, lease or license held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

(c)                                  Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment; and

(d)                                 the First Reserve Common Stock retained by Borrower as treasury stock;

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Special Property”.

“Successor Interests” shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1 annexed to the Perfection Certificate is not the surviving entity; provided, however, that the pledge of the Successor Interests affected hereby shall in no event affect the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement; provided, further, however, that each

Pledgor shall not be required to pledge shares or interests possessing more than 66% of the voting power or control of all classes of capital stock or interests entitled to vote of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the shares of stock or interests of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

“Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), logos, slogans, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Schedule 11(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2.                       Interpretation.  The rules of construction set forth in Section 19 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.                       Pledge.  (a)  As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (the “Pledged Collateral”):

(i)                                     all Accounts;

(ii)                                  all Inventory;

(iii)                               all letter-of-credit rights to the extent relating to any assets described in clauses (i) and (ii) of this Section 2.1;

(iv)                              all Investment Property;

(v)                                 all Securities Collateral;

(vi)                              all Documents, Instruments and Chattel Paper to the extent relating to any of the assets described in clauses (i), (ii), (iii), (iv) and (v) of this Section 2.1;

(vii)                           all General Intangibles relating to any of the assets described in clauses (i), (ii), (iii), (iv) and (v) of this Section 2.1;

(viii)                        all Supporting Obligations to the extent relating to any of the assets described in clauses (i), (ii), (iii), (iv) and (v) of this Section 2.1;

(ix)                                all Deposit Accounts

(x)                                   all books and records relating to any of the assets described in clauses (i), (ii), (iii), (iv) and (v) of this Section 2.1; and

(xi)                                all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

(b)                                 Notwithstanding anything to the contrary contained in clause (a) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property or any (i) Equipment, Fixtures, Goods not

constituting Inventory or Intellectual Property Collateral, or (ii) Documents, Instruments, letter-of-credit rights, Supporting Obligations or Proceeds relating to any of the assets described in the immediately preceding clause (i) and (x) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes “Excluded Property”) and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (y) from and after the incurrence of the Loans, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 2.2.                       Secured Obligations.  This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3.                       Security Interest.  (a)  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) in the case of a financing statement covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates.  Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

(b)                                 Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

SECTION 2.4.                       No Release.  Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Security Documents, or under or in respect of the

Pledged Collateral or made in connection herewith or therewith.  The obligations of each Pledgor contained in this Section 2.4 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement and the Credit Agreement and the other Security Documents.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.                       Delivery of Certificated Securities Collateral.  Except as set forth in the Perfection Certificate, all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date of the Original Inventory and Accounts Security Agreement have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.  Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof, shall promptly upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, upon the occurrence and continuation of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2.                       Perfection of Uncertificated Securities Collateral.  Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date of the Original Inventory and Accounts Security Agreement.  Each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof.

SECTION 3.3.                       Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  The only filings, registrations and recordings necessary to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Pledged Collateral are the UCC financing statements listed in Schedule 7 of the Perfection Certificate.  All such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 of the Perfection Certificate and shall be filed, registered and recorded immediately after the date thereof.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest to the extent required by the Credit Documents having at least the priority required under the Credit Documents and shall defend such security interest against the claims and demands of all Persons, (ii) such Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements.

SECTION 3.4.                       Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)                                  Instruments and Tangible Chattel Paper.  As of the date of the Original Inventory and Accounts Security Agreement, each Pledgor hereby represents and warrants that no amount in excess of $500,000 payable to such Pledgor under or in connection with any of the Pledged Collateral is evidenced by any individual Instrument or individual item of Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 9 of the Perfection Certificate.  On each date on which reports are required to be delivered to the Collateral Agent pursuant to Section 6.4.2 of the Credit Agreement, each Pledgor shall give notice to the Collateral Agent of each amount in excess of $500,000 payable to such Pledgor under or in connection with any of the Pledged Collateral evidenced by any individual Instrument or individual item of Tangible Chattel Paper other than any such Instrument or Tangible Chattel Paper listed in Schedule 9 of the Perfection Certificate or otherwise previously reported to the Collateral Agent in writing.  Upon request of the Collateral Agent, if any amount in excess of $1,000,000 payable to any Pledgor under or in connection with any of the Pledged Collateral shall be evidenced by any individual Instrument or individual item of Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection in the ordinary course of such Pledgor’s business.

(b)                                 Deposit Accounts.  Each Pledgor hereby represents and warrants that (i) it has neither opened nor maintains any Deposit Accounts other than the accounts listed in Schedule 12 of the Perfection Certificate and (ii) upon completion of the actions contemplated under Section 6.4.12 of the Credit Agreement, the Collateral Agent will have a perfected first priority security interest in each Deposit Account listed in Schedule 12 of the Perfection Certificate by Control.  No Pledgor shall hereafter establish and maintain any Deposit Account unless the Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account.  The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, that would occur.  The provisions of this Section 3.4(b) shall not apply to such Deposit Accounts for which the Collateral Agent is the Bank.  No Pledgor shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

(c)                                  Investment Property; Securities Accounts and Commodity Accounts.  (i)  Each Pledgor hereby represents and warrants that it (1) has neither opened nor maintains any Securities Accounts or Commodity Accounts in excess of $1,000,000 individually or $3,000,000 in the aggregate other than those listed in Schedule 12 of the Perfection Certificate and, upon completion of the actions contemplated under Section 6.4.12 of the Credit Agreement, the Collateral Agent will have a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control and (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those excluded from the definition of Investment Property and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 12 of the Perfection Certificate.

(ii)               If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (b) deliver such securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent.  If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent thereof and pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (b) cause a Security Entitlement with respect to such uncertificated securities to be held in a Securities Account with respect to which a Control Agreement is in effect in favor of the Collateral Agent or (c) arrange for the Collateral Agent to become the registered owner of the securities.  Pledgor shall not hereafter establish and maintain any Securities Account or Commodity Accounts with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.  Each Pledgor shall accept any Distribution of cash and Investment Property in trust for the benefit of the Collateral Agent and within three (3) Business Days of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of Investment Property (other than payments of a kind described in Section 6.5 hereof) received by it into a Controlled Account.  The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or after giving effect to any such investment and withdrawal rights, would occur.  The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Pledgor shall grant control over any Investment Property to any Person other than the Collateral Agent.

(iii)            As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to Investment Property, and the risk of loss of, damage to or the destruction of Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable law.  Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property pledged by it under this Agreement.  In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 10.3 hereof.

(d)                                 Electronic Chattel Paper.  As of the date of the Original Inventory and Accounts Security Agreement, each Pledgor hereby represents and warrants that no amount in excess of $500,000 payable to such Pledgor under or in connection with any of the Pledged Collateral is evidenced by any individual item of Electronic Chattel Paper other than such Electronic Chattel Paper listed in Schedule 9 of the Perfection Certificate.  On each date on which reports are required to be delivered to the Collateral Agent pursuant to Section 6.4.2 of the Credit Agreement, each Pledgor shall give notice to the Collateral Agent of each amount in excess of $500,000 payable to such Pledgor under or in connection with any of the Pledged Collateral evidenced by any individual item of Electronic Chattel Paper other than any such Electronic Chattel Paper listed in Schedule 9 of the Perfection Certificate or otherwise previously reported to the Collateral Agent in writing.  Upon request of the Collateral Agent, if any amount in excess of $1,000,000 payable to any Pledgor under or in connection with any of the Pledged Collateral shall be evidenced by any individual item of Electronic Chattel Paper, the Pledgor acquiring such Electronic Chattel Paper shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper.  The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper permitted under UCC Section 9-105 for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper.

(e)                                  Letter-of-credit Rights.  If any Pledgor is at any time a beneficiary under a letter of credit, the rights under which constitute Pledged Collateral, now or hereafter issued in favor of such Pledgor, other than a letter of credit issued pursuant to the Credit Agreement, with an expiration date in excess of 30 days from the issue date and in an amount in excess of $5,000,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, upon request of the Collateral Agent, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit.

(f)                                    Bailee Letters.  Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date of the Original Inventory and Accounts Security Agreement with respect to each bailee with respect to any Pledged Collateral, a waiver of bailee’s lien in form and substance satisfactory to the Collateral Agent (each a “Bailee Letter”) and use commercially reasonable efforts to obtain a Bailee Letter from all such bailees who from time to time have possession of Pledged Collateral in the ordinary course of such Pledgor’s business.

SECTION 3.5.                       Joinder of Additional Guarantors.  The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to Section 6.4.11 of the Credit Agreement, to execute and deliver to the Collateral Agent (i) a joinder agreement substantially in the form of Exhibit 3 annexed hereto within the time period set forth in the Credit Agreement and (ii) a Perfection Certificate within 30 Business Days of the date on which it was acquired or created and, upon the execution and delivery of the joinder agreement, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein.  The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6.                       Use and Pledge of Pledged Collateral.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms hereof and of the Credit Agreement.  The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents and warrants, as of the date of the Original Inventory and Accounts Security Agreement, and covenants as follows:

SECTION 4.1.                       Title, Authority and Validity; Preservation of Corporate Existence.  (i)  Such Pledgor (A) has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a security interest and Lien hereunder, (B) has full power and authority to grant to the Collateral Agent the security interest in and Lien on such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained, (C) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except for failure to be so organized, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Effect and (D) is duly qualified to transact business and is in good standing in each state in which the Pledged Collateral is located, except for failures to be so qualified which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Effect; (ii) this Agreement is a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms and (iii) except for failures to be so qualified which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Effect, such Pledgor shall (A) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization, (B) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Pledged Collateral is located and (C) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof.

SECTION 4.2.                       Validity of Security Interest.  The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations and (b) subject to the completion of the filings described in Schedule 7 of the Perfection Certificate and the execution of the Control Agreements contemplated by Sections 3.4(b) and 3.4(c), a perfected security interest in all the Pledged Collateral to the extent required by the Credit Documents.  The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times, to the extent required hereunder, constitute a perfected, continuing first priority security interest therein, superior and prior to the rights of all other Persons therein other than in the case of any Pledged

Collateral (other than Securities Collateral) with respect to the holders of Permitted Collateral Liens.

SECTION 4.3.                       Limitation on Liens.  Such Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (except in the case of any Securities Collateral) (i) Prior Liens, (ii) the Lien and security interest created by this Agreement, (iii) Contested Liens and (iv) the Liens described in Sections 6.8.2, 6.8.5, 6.8.6, 6.8.7, 6.8.8, 6.8.9 and 6.8.10 of the Credit Agreement (the Liens described in clauses (i) through (iv) of this sentence, collectively, “Permitted Collateral Liens”).  Such Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party.  There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would result in the imposition of any other Lien (other than Permitted Collateral Liens), restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors’ obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4.                       Other Financing Statements.  There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than in the case of Pledged Collateral (other than the Securities Collateral) financing statements relating to Permitted Collateral Liens.  So long as any of the Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in the case of any Pledged Collateral (other than the Securities Collateral), financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

SECTION 4.5.                       Chief Executive Office; Change of Name; Jurisdiction of Organization.  (a)  The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number and organizational identification number of such Pledgor is indicated next to its name in Schedule 1 of the Perfection Certificate.  Such Pledgor shall not change (i) its corporate name, (ii) with respect to any Pledgor which does not constitute a “registered organization” (as defined in Section 9-102 of the UCC), the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its legal form of organization, (iv) its Federal Taxpayer Identification Number or

organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord’s or warehousemen’s liens with respect to such new location, if applicable.  Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(b)                                 The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5(a).  If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes.  The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6.                       [Reserved]

SECTION 4.7.                       [Reserved]

SECTION 4.8.                       Corporate Names; Prior Transactions.  Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1 and 4 of the Perfection Certificate.

SECTION 4.9.                       Due Authorization and Issuance.  All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable.  All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

SECTION 4.10.                 No Violations, etc.  The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

SECTION 4.11.                 No Options, Warrants, etc.  There are no options, warrants, calls, rights, commitments or agreements of any character affecting any Pledged Security to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.  There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities.

SECTION 4.12.                 No Claims.  Such Pledgor owns or has rights to use all of the Pledged Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor’s business as currently conducted.  The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect.  No claim has been made and remains outstanding that such Pledgor’s use of any Pledged Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.

SECTION 4.13.                 No Conflicts, Consents, etc.  Neither the execution and delivery hereof by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation would, individually or in the aggregate, have a Material Adverse Effect, (iii) conflicts with any Requirement of Law applicable to any such Pledgor or its property, which conflict would, individually or in the aggregate, have a Material Adverse Effect, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor.  Except as set forth in Schedule 4.13 annexed hereto or indicated on Schedule 7 of the Perfection Certificate, no consent of any party (including, without limitation, equityholders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor and no consent, authorization, approval or license by any Governmental Authority or regulatory body or other Person is required (A) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (B) for the exercise by the Collateral

Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement.  In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement following the occurrence and during the continuance of an Event of Default and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.14.                 Pledged Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

SECTION 4.15.                 Insurance.  (a)  The Pledgors, at their own expense, shall maintain or cause to be maintained the insurance policies and coverages required under Section 6.3 of the Credit Agreement with respect to the Pledged Collateral.

(b)                                 In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.  The Collateral Agent shall retain its interest in the insurance policies required to be maintained pursuant to this Agreement during any redemption period.

SECTION 4.16.                 Payment of Taxes; Compliance with Laws; Contesting Liens; Claims.  Each Pledgor represents and warrants that all Charges imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or a Permitted Collateral Lien.  Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.  Each Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement.  Notwithstanding the foregoing provisions of this Section 4.16, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be,  and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.16 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same, in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

SECTION 4.17.                 Access to Pledged Collateral, Books and Records; Other Information.  Upon reasonable request to each Pledgor, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent all of the Pledged Collateral including, without limitation, all of the books, correspondence and records of such Pledgor relating thereto; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to not more than one time per calendar year.  The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Collateral Agent, at such Pledgor’s cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto.  Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Pledged Collateral.

SECTION 4.18.                 Benefit to Guarantors.  Each Guarantor will receive substantial benefit as a result of the execution, delivery and performance of the Credit Agreement and other documents evidencing the Secured Obligations.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.                       Pledge of Additional Securities Collateral.  Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a “Security Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Pledgor hereby authorizes the Collateral Agent to attach each Security Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Security Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2.                       Voting Rights; Distributions; etc.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(A)                              Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have a Material Adverse Effect.

(B)                                Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement in accordance with Section 5.1 hereof).

(C)                                The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

(ii)                                  Upon the occurrence and during the continuance of any Event of Default:

(A)                              All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(B)                                All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(C)                                Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B) hereof.

(D)                               All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.                       Operative Agreements.  Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of its Operative Agreements.  Such Operative Agreements are in full force and effect, have not, as of the date of the Original Inventory and Accounts Security Agreement, been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder.  Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten days after such Pledgor gives or receives such notice.  No Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which could be reasonably expected to have a Material Adverse Effect including electing to treat any Pledged Interests of such Pledgor as a security under Section 8-103 of the UCC.

SECTION 5.4.                       Defaults, etc.  Each Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder.  No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and, as of the date of the Original Inventory and Accounts Security Agreement, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, instruments, documents or other writings, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.5.                       Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(i)                                     In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii)                                  In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Operative Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 6.1.                       [Reserved].

SECTION 6.2.                       Maintenance of Records.  Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 6.3.                       Legend.  Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 6.4.                       Allowances.  Without the prior written consent of the Collateral Agent, no Pledgor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the exercise of its business judgment consistent with prudent business practice, or extend or renew any such indebtedness except in the exercise of its business judgment consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the exercise of its business judgment consistent with prudent business practice.

SECTION 6.5.                       Collection.  Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with the Pledgor’s prudent business practice, any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, (a) allow in the exercise of its commercially reasonable judgment (i) a refund or credit due as a result of returned or damaged or defective merchandise, and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts and (b) take such actions as permitted by Section 6.4.  The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VII

TRANSFERS AND OTHER LIENS

SECTION 7.1.                       Transfers of and other Liens on Pledged Collateral.  No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder other than sales of Inventory in the ordinary course of business or as permitted by the Credit Agreement or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than in the case of Pledged Collateral (other than Securities Collateral) and Permitted Collateral Liens.

ARTICLE VIII

REMEDIES

SECTION 8.1.                       Remedies.  (a)  Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it to the extent the terms and conditions associated with any laws governing the Pledged Collateral permit the exercise of such rights and:

(i)                                     Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)                                  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii)                               Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)                              Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)                                 Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article IX hereof;

(vi)                              Retain and apply the Distributions to the Secured Obligations;

(vii)                           Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)                        All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 8.2.                       Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, 10 days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3.                       Waiver of Notice and Claims.  Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.  Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 8.4.                       Certain Sales of Pledged Collateral.

(i)                                     Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(ii)                                  Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(iii)                               Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Investment Property in respect of which such Pledgor has registration rights or control of the issuer as soon as practicable and at the sole cost and expense of the Pledgors.  Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Investment Property including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority.  Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Investment Property to indemnify the Collateral Agent and all others participating in the distribution of such Investment Property against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)                              If the Collateral Agent determines to exercise its right to sell any or all of the Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(v)                                 Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 8.5.                       No Waiver; Cumulative Remedies.

(i)                                     No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii)                                  In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE IX

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL
DISPOSITIONS/APPLICATION OF PROCEEDS

SECTION 9.1.                       Proceeds of Casualty Events and Collateral Dispositions.  The Pledgors shall take the actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.

SECTION 9.2.                       Application of Proceeds.  Any and all amounts actually received by the Collateral Agent in connection with the enforcement of this Agreement, including any Proceeds, shall be applied promptly by the Collateral Agent as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which Collateral Agent is entitled to indemnification  hereunder, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Secured Obligations for the ratable benefit of the holders thereof;

Third, only after payment in full of all Secured Obligations, to the indefeasible payment in full in cash, pro rata, of the principal amount of Reimbursement Obligations; and

Fourth, after payment in full of all Secured Obligations and Reimbursement Obligations, to the respective Pledgor of such Collateral, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

Until Proceeds are so applied, such Proceeds shall be held in a Controlled Account in accordance with the regular procedures of the applicable depository bank for handling deposited funds and with the applicable Control Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.                 Concerning Collateral Agent.

(i)                                     The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii)                                  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(iii)                               The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)                              If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 10.2.                 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.  If any Pledgor shall fail to perform any covenants contained in this Agreement (including, without limitation, such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provisions of Section 4.16 hereof.  Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.3 hereof.  Neither the provisions of this Section 10.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 10.3.                 Expenses.  Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the

Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (vi) the failure by any Pledgor to perform or observe any of the provisions hereof.  All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 10.3 shall be due upon demand therefor (together with interest thereon accruing at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations.  Each Pledgor’s obligations under this Section 10.3 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Security Documents.

SECTION 10.4.                 Indemnity.

(i)                                     Indemnity.  Each Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the “Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Credit Agreement, any other Security Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Pledgor in this Agreement, the Credit Agreement, other Security Document or any other document evidencing the Secured Obligations) (the “Indemnified Liabilities”); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if (i) it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee or (ii) such Indemnified Liabilities result from litigation commenced by any Pledgor against the Collateral Agent or any other Secured Party which seeks enforcement of any of the rights of such Pledgor hereunder or under any other Credit Document and is determined adversely to any Indemnitee in a final non-appealable judgment.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

(ii)                                  Survival.  The obligations of the Pledgors contained in this Section 10.4 shall survive the termination hereof and the discharge of the Pledgors’ other obligations under this Agreement, the Credit Agreement and under the other Security Documents.

(iii)                               Reimbursement.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

SECTION 10.5.                 Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns.  No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

SECTION 10.6.                 Termination; Release.  The Pledged Collateral shall be released from the Lien of this Agreement in accordance with Section 6.4.11(g) of the Credit Agreement.  Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 10.7.                 Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.8.                 Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.8.

SECTION 10.9.                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.10.           CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.  THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.11.           Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.12.           Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 10.13.           Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 10.14.           Waiver of Stay.  Each Pledgor agrees that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or such Pledgor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, the Collateral Agent shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Secured Obligations.

SECTION 10.15.           No Credit for Payment of Taxes or Imposition.  Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 10.16.           No Claims Against Collateral Agent.  Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.17.           Obligations Absolute.  All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                  any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii)               any lack of validity or enforceability of the Credit Agreement or any other Security Document, or any other agreement or instrument relating thereto;

(iii)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Security Document, or any other agreement or instrument relating thereto;

(iv)           any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)              any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Security Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 10.7 hereof; or

(vi)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

TRANSMONTAIGNE INC., as Pledgor

By:	/s/ Donald H. Anderson
Name: Donald H. Anderson
Title: President

TRANSMONTAIGNE PRODUCT SERVICES INC., as Pledgor

By:	/s/ Randall J. Larson
Name: Randall J. Larson
Title: Executive Vice President

TRANSMONTAIGNE TRANSPORT INC., as Pledgor

By:	/s/ Donald H. Anderson
Name: Donald H. Anderson
Title: President

COASTAL FUELS MARKETING, INC., as Pledgor

By:	/s/ Randall J. Larson
Name: Randall J. Larson
Title: Executive Vice President

COASTAL TUG & BARGE, INC., as Pledgor

By:	/s/ Randall J. Larson
Name: Randall J. Larson
Title: Executive Vice President

UBS AG, STAMFORD BRANCH, as Collateral Agent

By:	/s/ Wilfred V. Saint
Name: Wilfred V. Saint
Title: Associate Director, Banking Products Services, US

By:	/s/ Oliver O. Trumbo II
Name: Oliver O. Trumbo II
Title: Director

Schedules and Exhibits

to be furnished upon request